                           CERTIFICATE OF INFORMATION
                                       TO
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                           MULTICOM PUBLISHING, INC.


         This Certificate of Information accompanies and is submitted in connection with the filing of Amended and Restated Articles of Incorporation of Multicom Publishing, Inc., a Washington corporation, pursuant to RCW 23B.10.070(4).

         FIRST:  The name of the corporation is Multicom Publishing, Inc.

         SECOND: The amendments to the Amended and Restated Articles of Incorporation of the corporation are as follows:

                 (1) Article III is deleted in its entirety and replaced with the following provisions:

                                  ARTICLE III

                            AUTHORIZED CAPITAL STOCK

         The aggregate number of shares which the Corporation shall have the authority to issue is as follows:

         A. Forty Million (40,000,000) shares of common stock, with a par value of $0.01 per share ("Common Stock").

         B. Three Hundred Thousand (300,000) shares of preferred stock, with a par value of $0.01 per share ("Preferred Stock").

         The transfer of any shares of this Corporation shall be subject to restrictions, if any, contained in the corporate bylaws or any shareholder agreement.

         Unless the context requires otherwise, the term "share" and "shareholder" shall include shares and holders of both Common Stock and Preferred Stock.

         Each share of the Corporation's Series A Common Stock and Series B Common Stock outstanding shall, without any action on the part of the holder thereof, be reclassified as one share of Common Stock. Pursuant to approval of the Board of Directors and the shareholders of the Corporation, each five shares of the Corporation's Series A Common Stock outstanding has previously been changed into four shares of Series A Common Stock and each five shares of the Corporation's Series B Common Stock outstanding has previously been changed into four shares of Series B Common Stock.

                                  Common Stock

         Each share of Common Stock shall be entitled to one vote at shareholders meetings.

         Dividends may be paid to the holders of Common Stock in theretofore unissued shares of authorized Common Stock or any authorized series of Preferred Stock.

                                Preferred Stock

         The shares of Preferred Stock may be divided into and issued in series. The Board of Directors of the Corporation shall have the authority to establish series; to fix and determine the variations in the relative rights and preferences as between series; to amend the relative rights and preferences of any series that is wholly issued; and to designate the number of shares of each series and the designation thereof. The Board of Directors of the Corporation may, after the issue of shares of a series, amend the resolution establishing the series to decrease (but not below the number of shares of such series then outstanding) the number of shares of that series, and the number of shares constituting the decrease shall resume the status which they had before the adoption of the resolution establishing the series.

         The rights and preferences which may be established by the Board of Directors may include, without limitation:

                 1. The right to vote, or limitations upon the right to vote, and in the absence of such provision with respect to a particular series no shares of that series shall have any right to vote, and no right to vote as a class, for any purpose except as may be required by law;

                 2. The right of the Corporation to redeem any of such shares at a price and upon terms fixed by the resolution establishing the series, including sinking fund provisions, if any;

                 3. The right to receive dividends including whether any such dividend is cumulative, noncumulative, or partially cumulative;

                 4. Preference over any other class or classes of shares, or over any other series of this or any other class or classes of shares, as to the payment of dividends;

                 5. Preference in the assets of the Corporation over any other class or classes of shares, or over any other series of this or any other class or classes of shares, upon the voluntary or involuntary liquidation of the Corporation;

                 6. The right to convert the shares into shares of any other class or into shares of any series of the same or any other class, except a class having prior or superior rights and preferences as to dividends or distribution of assets upon liquidation.

                 (2) Article IV is deleted in its entirety and is replaced with the following provision:

                                   ARTICLE IV

                      PREEMPTIVE RIGHTS; CUMULATIVE VOTING

         Shareholders of this Corporation shall not have the preemptive right to acquire additional shares issued by the Corporation, nor shall they have the right to cumulate votes in the election or removal of directors.

                 (3) Renumber Articles V through VII as Articles VII through IX, respectively.

                 (5) Insert the following provisions as Articles V and VI, respectively:

                                   ARTICLE V

                             MANAGEMENT OF BUSINESS

         A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

         B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

         C. Special meetings of shareholders of the Corporation may be called only (1) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or (2) by the holders of not less than ten percent (10%) of all of the shares entitled to cast votes at the meeting.

                                   ARTICLE VI

                   NUMBER, ELECTION AND REMOVAL OF DIRECTORS

         A. The number of directors shall initially be set at five (5) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Subject to the rights of the holders of any series of Preferred Stock then outstanding, vacancies in the Board of Directors may be filled by a majority of the directors then in office, though less than a quorum. Directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only at a special meeting of the shareholders held for that purpose, and only by the affirmative vote of the holders of at least a majority of the voting power of capital stock of the Corporation entitled to vote generally in the election of directors, at which a quorum is present.

                 (6)      Delete Articles VIII through XI.

                 (7) Insert the following provisions as Articles X through XIII, respectively:

                                   ARTICLE X

                              AMENDMENT OF BYLAWS

         The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The shareholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the shareholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of capital stock of the Corporation entitled to vote at which a quorum is present.

                                   ARTICLE XI

                          REGISTERED OFFICE AND AGENT

         A. The street address of this Corporation's registered office is 1100 Olive Way, Suite 1250, Seattle, Washington 98101.

         B. Tamara L. Attard is the Corporation's registered agent at such office.

                                  ARTICLE XII

         Notwithstanding the provisions of RCW Section 23B.10.030, Section 23B.11.030, Section 23B.12.020, and Section 23B.14.020, or any successor to those statutes, any action on a proposal to: amend these Articles of Incorporation; approve a plan of merger of share exchange; approve a sale, lease or exchange of all, or substantially all, of the property of the Corporation, other than in the usual and regular course of business; or dissolve the Corporation, shall be approved if it receives a majority of all of the votes entitled to be cast on the action proposed.

                                  ARTICLE XIII

                                 INCORPORATORS

         The names and mailing addresses of the original incorporators are:

                 Tamara L. Attard                  2301 Fairview Ave. E.
                                                   Suite 111
                                                   Seattle, WA  98102

                 Roy W. Olivier                    2869 Clary Hill Drive
                                                   Roswell, GA  30075

         THIRD: The amendments and the Amended and Restated Articles of Incorporation were duly adopted by the Board of Directors by unanimous consent on June 17, 1996 and the shareholders by unanimous consent on June 18, 1996, pursuant to the provisions of RCW 23B.10.030 and 23B.10.040.

         DATED as of this 27th day of June, 1996.




                                       By:/s/ Tamara L. Attard
                                          --------------------------------
                                          Tamara L. Attard,
                                          Chief Executive Officer

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                           MULTICOM PUBLISHING, INC.


         Pursuant to the provisions of the Washington Business Corporation Act, RCW 23B.10.070, the following Restated Articles of Incorporation of Multicom Publishing, Inc. are submitted for filing:

                                   ARTICLE I

                                      NAME

         The name of this corporation is Multicom Publishing, Inc. (the "Corporation").

                                   ARTICLE II

                                    PURPOSE

         This Corporation is organized for the purpose of conducting any and all business activities which a corporation may conduct under applicable law.

                                  ARTICLE III

                            AUTHORIZED CAPITAL STOCK

         The aggregate number of shares which the Corporation shall have the authority to issue is as follows:

         A. Forty Million (40,000,000) shares of common stock, with a par value of $0.01 per share ("Common Stock").

         B. Three Hundred Thousand (300,000) shares of preferred stock, with a par value of $0.01 per share ("Preferred Stock").

         The transfer of any shares of this Corporation shall be subject to restrictions, if any, contained in the corporate bylaws or any shareholder agreement.

         Unless the context requires otherwise, the term "share" and "shareholder" shall include shares and holders of both Common Stock and Preferred Stock.

         Each share of the Corporation's Series A Common Stock and Series B Common Stock outstanding shall, without any action on the part of the holder thereof, be reclassified as one share of Common Stock. Pursuant to approval of the Board of Directors and the shareholders of the Corporation, each five shares of the Corporation's

Series A Common Stock outstanding has previously been changed into four shares of Series A Common Stock and each five shares of the Corporation's Series B Common Stock outstanding has previously been changed into four shares of Series B Common Stock.

                                  Common Stock

         Each share of Common Stock shall be entitled to one vote at shareholders meetings.

         Dividends may be paid to the holders of Common Stock in theretofore unissued shares of authorized Common Stock or any authorized series of Preferred Stock.

                                Preferred Stock

         The shares of Preferred Stock may be divided into and issued in series. The Board of Directors of the Corporation shall have the authority to establish series; to fix and determine the variations in the relative rights and preferences as between series; to amend the relative rights and preferences of any series that is wholly issued; and to designate the number of shares of each series and the designation thereof. The Board of Directors of the Corporation may, after the issue of shares of a series, amend the resolution establishing the series to decrease (but not below the number of shares of such series then outstanding) the number of shares of that series, and the number of shares constituting the decrease shall resume the status which they had before the adoption of the resolution establishing the series.

         The rights and preferences which may be established by the Board of Directors may include, without limitation:

                 1. The right to vote, or limitations upon the right to vote, and in the absence of such provision with respect to a particular series no shares of that series shall have any right to vote, and no right to vote as a class, for any purpose except as may be required by law;

                 2. The right of the Corporation to redeem any of such shares at a price and upon terms fixed by the resolution establishing the series, including sinking fund provisions, if any;

                 3. The right to receive dividends including whether any such dividend is cumulative, noncumulative, or partially cumulative;

                 4. Preference over any other class or classes of shares, or over any other series of this or any other class or classes of shares, as to the payment of dividends;

                 5. Preference in the assets of the Corporation over any other class or classes of shares, or over any other series of this or any other class or classes of shares, upon the voluntary or involuntary liquidation of the Corporation;

                 6. The right to convert the shares into shares of any other class or into shares of any series of the same or any other class, except a class having prior or superior rights and preferences as to dividends or distribution of assets upon liquidation.

                                   ARTICLE IV

                      PREEMPTIVE RIGHTS; CUMULATIVE VOTING

         Shareholders of this Corporation shall not have the preemptive right to acquire additional shares issued by the Corporation, nor shall they have the right to cumulate votes in the election or removal of directors.

                                   ARTICLE V

                             MANAGEMENT OF BUSINESS

         A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

         B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

         C. Special meetings of shareholders of the Corporation may be called only (1) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or (2) by the holders of not less than ten percent (10%) of all of the shares entitled to cast votes at the meeting.

                                   ARTICLE VI

                   NUMBER, ELECTION AND REMOVAL OF DIRECTORS

         A. The number of directors shall initially be set at five (5) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Subject to the rights of the holders of any series of Preferred Stock then outstanding, vacancies in the Board of Directors may be filled by a majority of the directors then in office, though less than a quorum. Directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only at a special meeting of the shareholders held for that purpose, and only by the affirmative vote of the holders of at least a majority of the voting power of capital stock of the Corporation entitled to vote generally in the election of directors, at which a quorum is present.

                                  ARTICLE VII

                                    DURATION

         The duration of this Corporation shall be perpetual.

                                  ARTICLE VIII

                               DIRECTOR LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) conduct which violates RCW 23B.08.310 of the Washington Business Corporation Act, pertaining to unpermitted distributions to shareholders or loans to directors, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modifications of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX

                                INDEMNIFICATION

         The Corporation shall indemnify its directors against all liability, damage, or expense resulting from the fact that such person is or was a director, to the maximum extent and under all circumstances permitted by law; except that the Corporation shall not indemnify a director against liability, damage, or expense resulting from the director's gross negligence.

                                   ARTICLE X

                              AMENDMENT OF BYLAWS

         The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The shareholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the shareholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of capital stock of the Corporation entitled to vote at which a quorum is present.

                                   ARTICLE XI

                          REGISTERED OFFICE AND AGENT

         A. The street address of this Corporation's registered office is 1100 Olive Way, Suite 1250, Seattle, Washington 98101.

         B. Tamara L. Attard is the Corporation's registered agent at such office.

                                  ARTICLE XII

         Notwithstanding the provisions of RCW Section 23B.10.030, Section 23B.11.030, Section 23B.12.020, and Section 23B.14.020, or any successor to those statutes, any action on a proposal to: amend these Articles of Incorporation; approve a plan of merger of share exchange; approve a sale, lease or exchange of all, or substantially all, of the property of the Corporation, other than in the usual and regular course of business; or dissolve the Corporation, shall be approved if it receives a majority of all of the votes entitled to be cast on the action proposed.

                                  ARTICLE XIII

                                 INCORPORATORS

         The names and mailing addresses of the original incorporators are:

                 Tamara L. Attard                  2301 Fairview Ave. E.
                                                   Suite 111
                                                   Seattle, WA  98102

                 Roy W. Olivier                    2869 Clary Hill Drive
                                                   Roswell, GA  30075

                                  CERTIFICATE

         These Restated Articles of Incorporation contain one or more amendments to the Corporation's Articles of Incorporation and were adopted by the Corporation's Board of Directors on June 17, 1996 and the Corporation's shareholders on June 18, 1996. These Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.

         IN WITNESS WHEREOF, the Corporation has caused these Restated Articles of Incorporation to be executed on this 27th day of June, 1996.

                                       MULTICOM PUBLISHING, INC.



                                       By: /s/ Tamara L. Attard
                                           --------------------
                                               Tamara L. Attard
                                               Chief Executive Officer